                                                                  EXHIBIT (a)(2)
                                LETTER OF TRANSMITTAL
                               REGARDING COMMON SHARES
                                         OF

                 VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST
                     TENDERED PURSUANT TO THE OFFER TO PURCHASE
                              DATED SEPTEMBER 19, 1997

      THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT EASTERN STANDARD
                TIME ON OCTOBER 17, 1997, UNLESS THE OFFER IS EXTENDED

          Ladies and Gentlemen:

          The undersigned hereby tenders to the Van Kampen American Capital Prime Rate Income Trust, a non-diversified, closed-end management investment company organized as a Massachusetts business trust (the "Trust"), the common shares of beneficial interest, par value $.01 per share, of the Trust (the "Common Shares") described below in Box No. 1, at a price (the "Purchase Price") equal to the net asset value per Common Share ("NAV") determined as of 5:00 P.M. Eastern Standard time on the Expiration Date (as defined in the Offer to Purchase), upon the terms and conditions set forth in the Offer to Purchase, dated September 19, 1997, receipt of which is hereby acknowledged, and in this Letter of Transmittal and the Instructions hereto (which together constitute the "Offer"). An Early Withdrawal Charge (as defined in the Offer to Purchase) will be imposed on most Common Shares accepted for payment which have been held for less than five years.

          Subject to and effective upon acceptance for payment of the Common Shares tendered hereby in accordance with the terms of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Trust all right, title and interest in and to all Common Shares tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints ACCESS Investor Services, Inc. (the "Depositary") as attorney-in-fact of the undersigned with respect to such Common Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such Common Shares or transfer ownership of such Common Shares on the Trust's books, together in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of the Trust, upon receipt by the Depositary, as the undersigned's agent, of the NAV per Common Share with respect to such Common Shares; (b) present certificates for such Common Shares, if any, for cancellation and transfer on the Trust's books; (c) deduct from the Purchase Price deposited with the Depositary any applicable Early Withdrawal Charge and remit such charge to Van Kampen American Capital Distributors, Inc.; and (d) receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares, subject to the next paragraph, all in accordance with the terms of the Offer.

          The undersigned hereby represents and warrants that: (a) the undersigned has a "net long position" in the Common Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer the Common Shares tendered hereby; (b) when and to the extent the Trust accepts the Common Shares for purchase, the Trust will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents the Depositary or the Trust deems necessary or desirable to complete the assignment, transfer and purchase of the Common Shares tendered hereby; and (d) the undersigned has read and agrees to all of the terms of this Offer.

          The names and addresses of the registered owners should be printed, if they are not already printed, in Box 1 as they appear on the registration of the Common Shares. The number of Common Shares that the undersigned wishes to tender should be indicated in Box No. 1, which number may be determined by indicating in Option B of such box the dollar amount of proceeds the undersigned desires to receive pursuant to the tender offer after any applicable Early Withdrawal Charge has been deducted from such proceeds. The undersigned may elect to receive, in lieu of cash, Class B Shares of certain open-end investment companies advised by either Van Kampen American Capital Investment Advisory Corp. or Van Kampen American Capital Asset Management, Inc. and distributed by Van Kampen American Capital Distributors, Inc. by indicating in Option C. If the Common Shares tendered hereby are in certificate form, the certificates representing such Common Shares must be returned together with this Letter of Transmittal.

          The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Trust may terminate or amend the Offer or may not be required to purchase any of the Common Shares tendered hereby. In any such event, the undersigned understands that certificate(s) for any Common Shares not purchased, if any, will be returned to the undersigned at the address indicated below in Box No. 1 unless otherwise indicated under the Special Payment and Delivery Instructions in Box No. 2.

          The undersigned understands that acceptance of Common Shares by the Trust for payment will constitute a binding agreement between the undersigned and the Trust upon the terms and subject to the conditions of the Offer.

          The check for the Purchase Price of the tendered Common Shares purchased, minus any applicable Early Withdrawal Charge, will be issued to the order of the undersigned and mailed to the address indicated below in Box No. 1, unless otherwise indicated below in Box No. 2. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the third business day following the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer. The Trust will not pay interest on the Purchase Price under any circumstances.

          All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

       DELIVERY TO AN ADDRESS OTHER THAN THAT SHOWN BELOW DOES NOT CONSTITUTE
                                   VALID DELIVERY.

                 SEND TO: ACCESS INVESTOR SERVICES, INC., Depositary

                    By Regular Mail,                                      By, Certified, Registered,
             ACCESS Investor Services, Inc.                                Overnight Mail or Courier
                     P.O. Box 419511                                    ACCESS Investor Services, Inc.
               Kansas City, MO 64141-6511                                7501 Tiffany Springs Parkway
            Attn: Van Kampen American Capital                                Kansas City, MO 64153
             Prime Rate Income Trust Tender                            Attn: Van Kampen American Capital
                                                                        Prime Rate Income Trust Tender

                        FOR ADDITIONAL INFORMATION CALL:
                                 (800) 341-2911
                                                                 32 PRT004-09/97

          THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY IF THE COMMON SHARES TO
     BE TENDERED ARE REGISTERED IN THE SHAREHOLDER'S NAME AND THE NECESSARY
     DOCUMENTS WILL BE TRANSMITTED TO THE DEPOSITARY BY THE SHAREHOLDER OR HIS
     BROKER, DEALER OR OTHER SELLING GROUP MEMBER. DO NOT USE THIS FORM IF A
     BROKER, DEALER OR OTHER SELLING GROUP MEMBER IS THE REGISTERED OWNER OF THE
     COMMON SHARES AND IS EFFECTING THE TRANSACTION FOR THE SHAREHOLDER.

          IF THE COMMON SHARES TENDERED HEREBY ARE IN CERTIFICATE FORM, THE
     CERTIFICATES REPRESENTING SUCH COMMON SHARES MUST BE RETURNED TOGETHER WITH
     THIS LETTER OF TRANSMITTAL. PLEASE NOTE THAT WE SUGGEST THAT SUCH
     CERTIFICATES BE RETURNED VIA CERTIFIED OR REGISTERED MAIL.

          TO ENSURE PROCESSING OF YOUR REQUEST, THIS LETTER OF TRANSMITTAL OR A
     MANUALLY SIGNED FACSIMILE OF IT (TOGETHER WITH ANY CERTIFICATES FOR COMMON
     SHARES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY
     ON OR BEFORE THE EXPIRATION DATE (OCTOBER 17, 1997).
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                                              BOX NO. 1: SHAREHOLDER INFORMATION
       ------------------------------------------------------------------------------------------------------------
                 Name and Address of Registered Owner                           Shareholder Information
       ------------------------------------------------------------------------------------------------------------

                                                            PLEASE PROVIDE:  Social Security No. __________________

                                                                             Confirm No. __________________________
                                                                                              (if applicable)
                                                            ACCOUNT NO.:


       ------------------------------------------------------------------------------------------------------------

           CHECK ONE OF THE FOLLOWING AND FILL IN THE APPROPRIATE AMOUNT

       OPTION A: [ ] I hereby tender ALL COMMON SHARES of the Trust. I understand that an Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for less than five years and that such charge, if any, will be deducted from the proceeds from such Common Shares. (See Instruction 3 and 4(f)).

       OPTION B: [ ] I hereby tender __________ Common Shares of the Trust or that certain number of Common Shares of the Trust necessary to receive $__________ from the Trust after the Early Withdrawal Charge, if any, is to be deducted from tendering these Common Shares. (See Instruction 3 and 4(f)).

       OPTION C: [ ] I hereby tender __________ Common Shares of the Trust and, in lieu of cash, elect to have the proceeds from
                     such tender EXCHANGED for Class B Shares of
                     __________________________________ Fund Acct. No.
                     __________ (if applicable). (See Instruction 3).
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       PLEASE NOTE: If the account indicated by the account number in this
       Box No. 1 is a Van Kampen American Capital fiduciary IRA account, an
       IRA distribution form MUST be submitted with this Letter of
       Transmittal.
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                     BOX NO. 2: SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS (SEE INSTRUCTIONS 2, 3 AND 4)
       ------------------------------------------------------------------------------------------------------------
         To be completed ONLY if certificates for Common Shares not tendered or not purchased and/or any checks are to be sent or wired to someone other than the undersigned or are to be sent to the undersigned at an address other than that shown above in Box No. 1. A SIGNATURE GUARANTEE IS REQUIRED IF THIS PORTION IS
         COMPLETED.
       ------------------------------------------------------------------------------------------------------------

                                                                Wire Proceeds To:  [ ] Checking       [ ] Savings
                                                                (Minimum $5,000 to be wired)
                                                                Bank ______________________________________________
                                                                                        (NAME)
         Mail:  [ ] Check       [ ] Certificates to:
                                                                Address ___________________________________________
         Name(s) ___________________________________
                        (PLEASE PRINT)                          ABA Routing No. ___________________________________

         Address ___________________________________            Account No. _______________________________________
                                                                              (SHAREHOLDER'S BANK ACCOUNT NO.)
                 ___________________________________            PLEASE ATTACH A VOIDED CHECK OR DEPOSIT SLIP IF
                      (INCLUDE ZIP CODE)                                     POSSIBLE.
       ------------------------------------------------------------------------------------------------------------

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                 BOX NO. 3: SIGNATURES (SEE INSTRUCTIONS 2, 3 AND 4)
--------------------------------------------------------------------------------

       A. By signing this Letter of Transmittal, you represent that you have read the letter printed on the other side of this page and the Instructions enclosed herewith, which Instructions form part of the terms and conditions of the Offer.

       B. This Letter of Transmittal must be signed by the registered owner(s) of the Common Shares tendered hereby or by person(s) authorized to become registered owner(s) by documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title and include the required legal documents. (See Instruction 4)

       C. Your signature MUST BE GUARANTEED and you MUST complete the signature guarantee in this Box No. 3 if (i) the value of the Common Shares tendered herewith pursuant to the OFFER IS GREATER THAN $50,000, (ii) this LETTER OF TRANSMITTAL IS SIGNED BY SOMEONE OTHER THAN THE REGISTERED HOLDER OF THE COMMON SHARES TENDERED HEREWITH, or (iii) you REQUEST PAYMENT FOR THE COMMON SHARES TENDERED HEREWITH TO BE SENT TO A PERSON OTHER THAN THE REGISTERED OWNER of such Common Shares for the benefit of such owner(s) and/or TO AN ADDRESS OTHER THAN THE REGISTERED ADDRESS OF THE REGISTERED OWNER of the Common Shares. For information with respect to what constitutes an acceptable guarantee, please see Instruction 4(f).

       D. See Instruction 8 and Form W-9 enclosed herewith regarding backup withholding.

       ..............................           ..............................
                  (SIGNATURE(S) OF OWNER(S) EXACTLY AS REGISTERED)

       Dated ................, 19....  DAYTIME TELEPHONE NUMBER (   ) ........

           SIGNATURE GUARANTEE (IF APPLICABLE):

       ...............................
                  Bank Name

       ...............................
       Print Name of Authorized Signer

       Telephone Number (   )  ...  (Affix signature guarantee stamp above if
                                                    required)

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

                                  INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. This Letter of Transmittal is to be used only if the Common Shares to be tendered are registered in the shareholder's name and the necessary documents will be transmitted to the Depositary by the shareholder or his broker, dealer or other selling group member. Do not use this form if a broker, dealer or other selling group member is the registered owner of the Common Shares and is effecting the transaction for the shareholder. A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR MANUALLY SIGNED FACSIMILE OF IT, ANY CERTIFICATES REPRESENTING COMMON SHARES TENDERED AND ANY OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL SHOULD BE MAILED OR DELIVERED TO THE DEPOSITARY AT THE ADDRESS SET FORTH IN THIS LETTER OF TRANSMITTAL AND MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE (OCTOBER 17, 1997).

     THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR COMMON SHARES, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

     THE TRUST WILL NOT ACCEPT ANY ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS. ALL TENDERING SHAREHOLDERS, BY EXECUTION OF THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE OF IT), WAIVE ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE OF THEIR TENDER.

     2. COMPLETING THIS LETTER OF TRANSMITTAL. If you intend to tender any Common Shares pursuant to the Offer, please complete the Letter of Transmittal as follows:

          (a) Read the Letter of Transmittal in its entirety. By signing the Letter of Transmittal in Box No. 3, you agree to its terms.

          (b) Complete Box No. 1 by providing your Social Security Number, a Confirm Number, if applicable, and selecting and completing either Option A, Option B or Option C.

          (c) Complete Box No. 2 if certificates for Common Shares not tendered or not purchased and/or any check issued in the name of a person other than the signer of the Letter of Transmittal are to be sent or wired to someone other than such signer or to the signer at an address other than that shown in Box No. 1.

          (d) Complete Box No. 3 in accordance with Instruction 4 set forth below.

     3. PARTIAL TENDERS, UNPURCHASED SHARES AND EXCHANGES. If fewer than all of the Common Shares evidenced by any certificate submitted are to be tendered and if any tendered Common Shares are purchased, a new certificate for the remainder of the Common Shares evidenced by your old certificate(s) will be issued and sent to the registered owner, unless otherwise specified in Box No. 2 of this Letter of Transmittal, as soon as practicable after the Expiration Date of the Offer.

     Tendering shareholders who elect to receive, in lieu of cash, the proceeds from the tender of Common Shares of the Trust in exchange for Class B Shares of certain open-end investment companies advised by either Van Kampen American Capital Investment Advisory Corp. or Van Kampen American Capital Asset Management, Inc. and distributed by Van Kampen American Capital Distributors, Inc. should select and complete Option C. The Early Withdrawal Charge will be waived for Common Shares tendered in exchange for shares in such funds. Such shares may be subject to a contingent deferred sales charge upon a subsequent redemption from the exchanged fund.

     4. SIGNATURES ON LETTER OF TRANSMITTAL, AUTHORIZATIONS AND ENDORSEMENTS.

          (a) If this Letter of Transmittal is signed by the registered owner(s) of the Common Shares tendered hereby, the signature(s) must correspond exactly with the name(s) in which the Common Shares are registered.

          (b) If the Common Shares are held of record by two or more joint owners, each such owner must sign this Letter of Transmittal.

          (c) If any tendered Common Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or manually signed facsimiles of it) as there are different registrations of Common Shares.

          (d) When this Letter of Transmittal is signed by the registered owner(s) of the Common Shares listed and transmitted hereby, no endorsements of any certificate(s) representing such Common Shares or separate authorizations are required. If, however, payment is to be made to a person other than the registered owner(s), any unpurchased Common Shares are to be registered in the name of any person other than the registered owner(s) or any certificates for unpurchased Common Shares are to be issued to a person other than the registered owner(s), then the Letter of Transmittal and, if applicable, the certificate(s) transmitted hereby, must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name(s) appear on the registration of the Common Shares and on the face of the certificate(s) and such endorsements or authorizations must be guaranteed by an institution described in Box No. 3.

          (e) If this Letter of Transmittal or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Trust of their authority so to act.

          (f) Your signature MUST be guaranteed and you MUST complete the signature guarantee in Box No. 3 if (i) the value of the Common Shares tendered herewith pursuant to the Offer is greater than $50,000, (ii) this Letter of Transmittal is signed by someone other than the registered holder of the Common Shares tendered herewith, or (iii) you request payment for the Common Shares tendered herewith to be sent to a payee other than the registered owner of such Common Shares and/or to an address other than the registered address of the registered owner of the Common Shares. An acceptable guarantee is one made by a bank or trust company; a broker-dealer; a credit union; a national securities exchange, registered securities association or clearing agency; a savings and loan association; or a federal savings bank. The guarantee must state the words "Signature Guaranteed" along with the name of the granting institution. Shareholders should verify with the institution that it is an eligible guarantor prior to signing. A guarantee from a notary public is not acceptable.
                                                                 32 PRT005-09/97

     5. TRANSFER TAXES. The Trust will pay all share transfer taxes, if any, payable on the transfer to it of Common Shares purchased pursuant to the Offer. If, however, (a) payment of the Purchase Price is to be made to any person other than the registered owner(s), (b) (in the circumstances permitted by the Offer) unpurchased Common Shares are to be registered in the name(s) of any person other than the registered owner(s) or (c) tendered certificates are registered in the name(s) of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered owner(s) or such other persons) payable on account of the transfer to such person(s) will be deducted from the Purchase Price by the Depositary unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

     6. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Common Shares will be determined by the Trust in its sole discretion, whose determination shall be final and binding on all parties. The Trust reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for any Common Shares which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in tender of any particular Common Shares or any particular shareholder, and the Trust's interpretations of the terms and conditions of the Offer (including these Instructions) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Trust shall determine. Tendered Common Shares will not be accepted for payment unless all defects and irregularities have either been cured within such time or waived by the Trust. None of the Trust, Van Kampen American Capital Distributors, Inc., the Depositary, or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

     7. QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions and requests for assistance may be directed to, and additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from Van Kampen American Capital Distributors, Inc. located at One Parkview Plaza, Oakbrook Terrace, IL 60181, or by telephoning (800) 341-2911.

     8. FORM W-9. Each tendering shareholder who has not already submitted a completed and signed Form W-9 to the Trust is required to provide the Depositary with a correct taxpayer identification number ("TIN") on Form W-9 which is enclosed herewith. Failure to provide the information on the form may subject the tendering shareholder to 31% federal income tax withholding on the payments made to the shareholder or other payee with respect to Common Shares purchased pursuant to the Offer.

     9. WITHHOLDING ON FOREIGN SHAREHOLDERS. The Depositary will withhold federal income taxes equal to 30% of the gross payments payable to a foreign shareholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. For this purpose, a foreign shareholder is any shareholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) any estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income. The Depositary will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the shareholder's address and to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A foreign shareholder who has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or an exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid overwithholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 of the Offer to Purchase or is otherwise able to establish that no tax or a reduced amount of tax was due.

     IMPORTANT: THE LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE OF IT (TOGETHER WITH ANY CERTIFICATES FOR COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR BEFORE THE EXPIRATION DATE.